EXHIBIT 99.1

Pacer International Reports Second Quarter 2009 Results

CONCORD, California, August 5, 2009(BUSINESS WIRE)--Pacer International, Inc. (Nasdaq: PACR), the asset-light North American freight transportation and logistics services provider, today reported financial results for the three- and six-month periods ended June 30, 2009.

SECOND QUARTER RESULTS

•	Revenues decreased $139.9 million to $376.7 million compared to $516.6 million for the quarter ended June 27, 2008.

•	Income from operations declined $34.7 million to a loss of $11.8 million compared to an income of $22.9 million in the 2008 quarter.

•	Net income declined from $13.4 million in the 2008 quarter to a net loss of $7.3 million in the 2009 quarter.

•
During the quarter the Company entered into an amendment to its credit agreement which, among other things, waived compliance with the leverage ratio covenant for the second quarter through August 31, 2009, and also received $22.5 million from SAP America, Inc. as part of an amendment to the software license agreement with SAP.

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Intermodal segment income from operations decreased $37.3 million from the 2008 quarter to a loss of $5.7 million compared to an operating income of $31.6 million in the 2008 quarter. Volumes showed improvement from the first quarter of 2009, but are still below the 2008 quarter.

•
Logistics segment income from operations improved by $0.3 million to a loss of $1.4 million compared to a loss of $1.7 million in the 2008 quarter.  Increased warehousing business and reduced truck services losses were the main contributors.

•	Corporate costs for the 2009 quarter were $2.3 million less than the 2008 quarter principally due to the lack of a performance incentive accrual in the 2009 quarter.

•
Sale of Truck Services - On July 24, 2009, the Company entered into an agreement with Universal Truckload Services, Inc. and UTS Leasing, Inc. to sell certain assets of our truck services business.  The completion of the transaction is subject to customary closing conditions and is expected to occur in August 2009.

“While demand and economic conditions in general remained very difficult leading to a second quarter loss, there were some positive signs that our business levels were stabilizing and even improving in some key areas during the quarter,” said Brian C. Kane, Chief Financial

Officer of Pacer. “We continue to take the steps necessary to reduce our costs to benchmark competitive levels and provide the financial resources needed to position Pacer for future growth.  Operating cash flows were much improved for the second quarter compared to the first quarter, and we anticipate returning to positive cash flow and earnings during the second half of 2009.”

“Additional organizational simplification and workforce reduction initiatives were implemented during the quarter moving Pacer significantly closer to the organizational integration, process improvement, and cost reduction goals we have established,” added Michael E. Uremovich, Chairman and CEO of Pacer. “We are continuing to implement a number of key initiatives supporting these goals including actions that will further integrate our Cartage and Intermodal Operations teams that will result in improved door-to-door service delivery while reducing costs through increased density and improved driver coordination.”

“Though these remain extremely challenging times, we are very encouraged with the progress of our organizational improvement initiatives.  Also encouraging is the number of new customers and new business opportunities with existing customers we are winning particularly in our retail intermodal services area where both volume and market share improved year-over-year in the second quarter.”

YEAR-TO-DATE RESULTS

•	Revenues for the six months ended June 30, 2009 decreased $284.1 million to $735.3 million compared to $1,019.4 million for the six months ended June 27, 2008.

•
Income from operations, which includes a $200.4 million pre-tax, non-cash goodwill impairment charge (of which $31.4 million related to our logistics segment and $169.0 million related to our intermodal segment), was a loss of $234.9 million compared to income of $46.0 million in the 2008 period. Excluding the first quarter impairment charge, income from operations was a loss of $34.5 million.

•
Net income declined from $26.8 million in the 2008 period to a net loss of $184.7 million in the 2009 period.  Net income includes the impact of the goodwill impairment charge ($162.1 million after-tax, or $4.67 per share).  Excluding the impairment charge, net income was a loss of $22.6 million, or $0.65 per diluted share.

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•
Intermodal segment income from operations decreased $251.4 million from the 2008 period to a loss of $189.4 million (including a $169.0 million goodwill impairment charge) compared to an operating income of $62.0 million in the 2008 period. Excluding the impairment charge, the intermodal segment recorded a $20.4 million operating loss.

•
Logistics segment income from operations decreased $33.6 million to a loss of $36.1 million (including a $31.4 million goodwill impairment charge) compared to a loss of $2.5 million in the 2008 period. Excluding the impairment charge, the logistics segment recorded a $4.7 million operating loss.

•	Corporate costs for the 2009 period were $4.1 million less than the 2008 period principally due to the lack of a performance incentive accrual in the 2009 period.

Note: A tabular reconciliation detailing the adjustments made to arrive at the adjusted financial results set forth above and elsewhere in this press release from financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the financial summary statements attached to this press release.

CONFERENCE CALL TODAY—Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. ET, today (Wednesday, August 5). To participate, please call five minutes early by dialing (800) 288-8968(in USA) and ask for "Pacer International 2nd Quarter Earnings Call." International callers can dial (612) 332-0107.

An audio-only, simultaneous Webcast of the live conference call can be accessed through the Investors link on the company’s Web site at www.pacer.com. For persons unable to participate in either the conference call or the Webcast, a digitized replay will be available from August 5 at 7:30 p.m. ET to September 5 at 11:59 p.m. ET. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 109597. During such period, the replay also can be accessed through the Investors link on the company's Web site at www.pacer.com

ABOUT PACER INTERNATIONAL (www.pacer.com)
Pacer International, a leading asset-light North American freight transportation and logistics provider, through its intermodal and logistics operating segments, offers a broad array of services to facilitate the movement of freight from origin to destination. The intermodal segment offers wholesale intermodal services to transportation intermediaries, and retail intermodal services directly to beneficial cargo owners. The logistics segment provides other logistics services to beneficial cargo owners through its truck brokerage, truck services, warehousing and distribution, international freight forwarding and supply-chain management services units. Pacer International is headquartered in Concord, California. Its intermodal and logistics operating segments are headquartered in Concord, California, and in Dublin, Ohio, respectively.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains “non-GAAP financial measures” as defined by the Securities and Exchange Commission, including adjusted diluted earnings per share, adjusted net income and adjusted income from operations for the logistic and intermodal segments and on a consolidated basis.  These non-GAAP measures which exclude the effect of the company’s goodwill impairment write-off in the first quarter of 2009 are used by Management and the Board of Directors in their analysis of the company's ongoing core operating performance.  Management believes that these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the company's core businesses and allows investors to more easily compare operating results from period to period.  A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS--This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including the belief that the Company will return to positive cash flow and earnings during the second half of 2009. These forward-looking statements are based on the company's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the length and severity of the current economic recession; industry trends, including changes in the costs of services from rail and motor transportation providers; our ability to comply with the financial ratios in our credit agreement as amended during the remainder of 2009, and thereafter our ability to obtain a long-term waiver or replacement credit facility; our inability as of September 1, 2009 to borrow under our credit agreement upon expiration of the waiver period (August 31, 2009) granted by our syndicate of banks with respect to the leverage covenant ratio; increases in interest rates, including those that may result if we are required to seek amendments to our credit agreement to comply with financial covenants; the loss of one or more of our major customers; the success of our cost reduction initiatives in improving our operating results and cash flows; the effect of the current economic recession on our customers including reduced transportation needs and an inability to pay us on time or at all; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in the terms of contracts with our underlying rail carriers that are less favorable to us relative to our current contracts as these expire; changes in, or the failure to comply with, government regulation; changes in our business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; changes in fuel prices; our ability to successfully defend or resolve customer and vendor rate and volume adjustment claims against us; changes is international and domestic shipping patterns; availability of qualified personnel; difficulties in maintaining or enhancing our information technology systems including selecting, developing and implementing applications and solutions to update our diverse legacy systems; increases in our leverage; our ability to integrate acquired businesses; and terrorism and acts of war. Additional information about these and other factors that could affect the company's business is set forth in the company's various filings with the Securities and Exchange Commission, including those set forth in the company's annual report on Form 10-K for the year ended December 26, 2008 filed with the SEC on February 17, 2009 and the Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 8, 2009. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.
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INVESTOR CONTACT:
Joseph B. Doherty, EVP, Treasurer & Investor Relations
Pacer International
(925) 887-1582
joe.doherty@pacer.com

MEDIA CONTACT:
Bill Fahrenwald
James Street Associates
(708) 371-0010 X 1#
bfahrenwald@jamesstreetassociates.com

Pacer International, Inc.
Consolidated Balance Sheet
($millions)

June 30, 2009
(Unaudited)
Assets

Current assets
Cash and cash equivalents	$21.6
Accounts receivable, net	161.5
Prepaid expenses and other	45.1
Deferred income taxes	3.7
Total current assets	231.9

Property and equipment
Property, plant & equipment at cost	106.4
Accumulated depreciation	(63.9)
Property and equipment, net	42.5

Other assets
Goodwill, net	-
Deferred income taxes	28.0
Other assets	14.0
Total other assets	42.0

Total assets	$316.4

Liabilities & Equity

Current liabilities
Current maturities of long-term debt and
capital leases	$78.8
Book overdraft	-
Accounts payable and accrued liabilities	150.1
Total current liabilities	228.9

Long-term liabilities
Long-term debt and capital leases	0.1
Other	1.2
Total long-term liabilities	1.3

Stockholders' equity
Common stock	0.4
Paid In capital	300.8
Accumlated deficit	(214.9)
Accumulated other comprehensive loss	(0.1)
Total stockholders' equity	86.2

Total liabilities and equity	$316.4

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

Six Months
($ in millions)	2009

Cash Flows from Operating Activities
Net loss	$(184.7)
Adjustments to net loss

Depreciation and amortization	3.5
Gain on sale of property and equipment	(0.7)
Deferred taxes	(34.0)
Goodwill impairment charge	200.4
Stock based compensation expense	1.4
Change in receivables	22.1
Change in other current assets	(17.8)
Change in current liabilities	(19.3)
Other	0.4

Net cash used for operating activities	(28.7)

Cash Flows from Investing Activities
Capital expenditures	(5.5)
Proceeds from software license amendment	22.5
Proceeds from sales of property and equipment	0.7

Net cash used for investing activities	17.7

Cash Flows from Financing Activities
Net borrowings under line of credit agreement, net of debt issuance costs	33.1
Repurchase and retirement of common stock	(0.1)
Debt and capital lease obligation repayment	(0.2)
Dividends paid to shareholders	(5.2)

Net cash provided by financing activities	27.6

Effect of exchange rate changes on cash	-

Net change in cash and cash equivalents	16.6

Cash at beginning of period	5.0
Cash at end of period	$21.6

Pacer International, Inc.

Reconciliation of GAAP Financial Results to Adjusted Financial Results
For the Six Months Ended June 30, 2009 and June 27, 2008
In millions, except share and per share amounts

						Adjusted
	Six Months 2009				Six Months	Variance
	GAAP			Adjusted	2008	2009 vs
Item	Results	Adjustments		Results	Results 4/	2008	%

Income (loss) from operations - intermodal 5/	$(189.4)	$169.0	1/	$(20.4)	$62.0	$(82.4)	-132.9%
Income (loss) from operations - logistics	(36.1)	31.4	2/	(4.7)	(2.5)	(2.2)	88.0%
Income (loss) from operations - corporate	(9.4)	-		(9.4)	(13.5)	4.1	-30.4%
Income (loss) from operations - total	(234.9)	200.4		(34.5)	46.0	(80.5)	-175.0%
Interest expense	1.2	-		1.2	1.9	(0.7)	-36.8%
Income (loss) before income taxes	(236.1)	200.4		(35.7)	44.1	(79.8)	-181.0%
Income tax (benefit)	(51.4)	38.3	3/	(13.1)	17.3	(30.4)	-175.7%
Net income (loss)	$(184.7)	$162.1		$(22.6)	$26.8	$(49.4)	-184.3%

Diluted earnings (loss) per share	$(5.32)	$4.67		$(0.65)	$0.77	$(1.42)	-185.1%
Weighted average shares outstanding	34,747,513	34,747,513		34,747,513	34,674,351	73,162	0.2%

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1/  Intermodal segment goodwill impairment charge.
2/  Logistics segment goodwill impairment charge.
3/ Income tax effect of the write-off at the effective tax rate excluding the permanent difference of the goodwill impairment charge.

4/ 2008 amounts have been adjusted for the change in revenue recognition policy for the Stacktrain business unit to conform to the 2009 presentation.

5/ Beginning in the first quarter of 2009, the company’s Stacktrain business unit changed its revenue recognition method to a completed service basis from the percent of completed service basis used in prior periods.  This change has been retrospectively applied to all prior period amounts.  In addition, prior to 2009, the company’s fiscal year was the 52- or 53-week annual accounting period ending on the last Friday in December.  Following the implementation of the SAP accounting modules during the 2009 first quarter, the company’s fiscal year was changed to end on December 31 of each year.  Amounts for the transition period between December 27, 2008 and December 31, 2008 are included in the 2009 first quarter.

Pacer International, Inc.
Unaudited Consolidated Statements of Operations
($millions)

	2nd Quarter 2009				Year-to-Date
	Intermodal 1/	Logistics	Corp./Elim.	Consolidated	Intermodal 1/	Logistics	Corp./Elim.	Consolidated
	($ in millions)				($ in millions)

Revenues	$278.6	$98.7	$(0.6)	$376.7	$549.9	$186.3	$(0.9)	$735.3

Cost of purchased transportation	226.4	84.2	(0.6)	310.0	450.9	157.4	(0.9)	607.4
Direct operating expenses	30.1	-		30.1	63.0	-	-	63.0
Selling, general & admin. expenses	26.5	15.5	4.6	46.6	53.7	32.9	9.3	95.9
Goodwill impairment charge	-	-	-	-	169.0	31.4	-	200.4
Depreciation expense	1.3	0.4	0.1	1.8	2.7	0.7	0.1	3.5

Loss from operations	(5.7)	(1.4)	(4.7)	(11.8)	(189.4)	(36.1)	(9.4)	(234.9)

Interest expense/income				0.9				1.2

Loss before income taxes				(12.7)				(236.1)

Income tax benefit				(5.4)				(51.4)

Net loss				$(7.3)				$(184.7)
Diluted Loss Per Share				$(0.21)				$(5.32)

1/ Beginning in the first quarter of 2009, the company’s Stacktrain business unit changed its revenue recognition method to a completed service basis from the percent of completed service basis used in prior periods.  This change has been retrospectively applied to all prior period amounts.  In addition, prior to 2009, the company’s fiscal year was the 52- or 53-week annual accounting period ending on the last Friday in December.  Following the implementation of the SAP accounting modules during the 2009 first quarter, the company’s fiscal year was changed to end on December 31 of each year.  Amounts for the transition period between December 27, 2008 and December 31, 2008 are included in the 2009 first quarter.

Pacer International, Inc.
Unaudited Consolidated Statements of Operations
($ millions, except per share amounts)

	2nd Quarter				Year-to-Date
	2009	2008 1/	Variance	%	2009	2008 1/	Variance	%

Segments

Revenues
Intermodal	$278.6	$403.9	$(125.3)	-31.0%	$549.9	$803.9	$(254.0)	-31.6%
Logistics	98.7	112.9	(14.2)	-12.6%	186.3	215.9	(29.6)	-13.7%
Cons. Entries	(0.6)	(0.2)	(0.4)	200.0%	(0.9)	(0.4)	(0.5)	125.0%
Total	$376.7	$516.6	$(139.9)	-27.1%	$735.3	$1,019.4	$(284.1)	-27.9%

Income (loss) from Operations 2/
Intermodal	$(5.7)	$31.6	$(37.3)	-118.0%	$(189.4)	$62.0	$(251.4)	-405.5%
Logistics	(1.4)	(1.7)	0.3	-17.6%	(36.1)	(2.5)	(33.6)	1344.0%
Corporate	(4.7)	(7.0)	2.3	-32.9%	(9.4)	(13.5)	4.1	-30.4%
Total	$(11.8)	$22.9	$(34.7)	-151.5%	$(234.9)	$46.0	$(280.9)	-610.7%

Net Income (Loss) 2/	$(7.3)	$13.4	$(20.7)	-154.5%	$(184.7)	$26.8	$(211.5)	-789.2%
Diluted Earnings (Loss) per Share 2/	$(0.21)	$0.39	$(0.60)	-153.8%	$(5.32)	$0.77	$(6.09)	-790.9%

1/  2008 amounts have been adjusted for the change in revenue recognition policy for the
Stacktrain business unit to conform with the 2009 presentation.

2/  Six month 2009 amounts include an intermodal segment goodwill impairment charge of $169.0 million and a logistics segment goodwill impairment charge of $31.4 million, a total of $200.4 million,
$162.1 million net of tax, or $4.67 per diluted share.